Exhibit 8.1

[DEWEY & LEBOEUF LLP LETTERHEAD]

November 26, 2008

To the Addressees Listed

on Schedule One Attached Hereto

Re:	AmeriCredit Automobile Receivables Trust 2008-2

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc., a Delaware corporation (“AmeriCredit”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”), AmeriCredit Corp., a Texas corporation (“AmeriCredit Corp.”) and AmeriCredit Automobile Receivables Trust 2008-2 (the “Issuer”), as to certain matters in connection with the issuance of the $113,000,000 Class A-1 LIBOR + 1.00% Floating Rate Asset Backed Notes (the “Class A-1 Notes”), $197,000,000 Class A-2 LIBOR + 4.00% Floating Rate Asset Backed Notes (the “Class A-2 Notes”), $66,774,000 Class A-3 LIBOR + 5.00% Floating Rate Asset Backed Notes (the “Class A-3 Notes”), $50,645,000 Class B 10.75% Asset Backed Notes (the “Class B Notes”) and $72,581,000 Class C 13.15% Asset Backed Notes (the “Class C Notes” and collectively with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes, the “Notes”) which will be issued pursuant to an Indenture (the “Indenture”) dated as of November 17, 2008 between the Issuer and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent (in such capacities, the “Trustee” and the “Trust Collateral Agent”, respectively) and the certificate (the “Certificate”) which will be issued pursuant to a Trust Agreement dated as of November 6, 2008, as amended and restated as of November 17, 2008 (the “Trust Agreement”) between AFS SenSub and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). The “Publicly Offered Notes” include the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. The “Privately Placed Notes” include the Class B Notes and the Class C Notes. Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.

The term “Prospectus” means, together, the Base Prospectus, the Preliminary Prospectus Supplement, and the Prospectus Supplement. The term “Base Prospectus” means the prospectus dated November 7, 2007, included in the Registration Statement. The term “Registration Statement” means (i) the Registration Statement on Form S-3 (No. 333-146701), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus Supplement” means the

To the Addressees Listed

on Schedule One Attached Hereto

November 26, 2008

preliminary prospectus supplement dated November 21, 2008 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term “Prospectus Supplement” means the prospectus supplement dated November 24, 2008 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations. The term “PPM” means, together, the Preliminary Private Placement Memorandum and the Private Placement Memorandum. The term “Preliminary Private Placement Memorandum” means the preliminary private placement memorandum dated November 21, 2008 (which incorporates Exhibit B thereto), specifically relating to the Privately Placed Notes. The term “Private Placement Memorandum” means the private placement memorandum dated November 24, 2008 (which incorporates Exhibit B thereto), specifically relating to the Privately Placed Notes.

As tax counsel, we have reviewed such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below, including the Sale and Servicing Agreement dated as of November 17, 2008 among the Issuer, AmeriCredit, AFS SenSub and Wells Fargo Bank, National Association, as Backup Servicer and Trust Collateral Agent, the Prospectus, the PPM, the Indenture, the Trust Agreement and other documents and matters of fact and law as we have deemed necessary for purposes of rendering the opinions set forth below. In addition, in conducting our analysis, we have relied on certain representations made to us by AmeriCredit and the underwriters.

We have examined the question of whether the Notes issued under the Indenture will constitute indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction.

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

(1) The Notes will be characterized as indebtedness because: (i) the characteristics of the transaction strongly indicate that, in economic substance, the transaction is the issuance of indebtedness; (ii) the form of the transaction is an issuance of indebtedness; and (iii) the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

To the Addressees Listed

on Schedule One Attached Hereto

November 26, 2008

(2) Assuming compliance with the terms of the Trust Agreement and the related documents, the Issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

(3) The statements in the Prospectus under the heading “Material Federal Income Tax Consequences” and in the PPM under the heading “Material Federal Income Tax Consequences”, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

Except for the opinion set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes, and it may not be relied on by any party without our expressed consent in writing. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinion contained herein after the date hereof.

Pursuant to U.S. Treasury Department Circular 230, any tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of avoiding tax-related penalties. Further, this advice was written to support the promotion or marketing of the transaction and/or matters addressed herein and each affected party should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

/s/ Dewey & LeBoeuf LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

AmeriCredit Automobile Receivables

Trust 2008-2

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

AFS SenSub Corp.

2265 B Renaissance Drive, Suite 17

Las Vegas, Nevada 89119

Deutsche Bank Securities Inc.

60 Wall Street, 19th Floor

New York, New York 10005

J.P. Morgan Securities Inc.

270 Park Avenue, 10th Floor

New York, New York 10017

RBS Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Wells Fargo Bank, National Association,

as Trustee, Backup Servicer and

Trust Collateral Agent

Sixth Street and Marquette Avenue,

MAC N9311-161

Minneapolis, Minnesota 55479

Wilmington Trust Company

as Owner Trustee

Rodney Square North,

1100 North Market Street

Wilmington, Delaware 19890

Standard & Poor’s, A Division of

The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Deloitte & Touche USA LLP

Two World Financial Center, 15th Floor

225 Liberty Street

New York, New York 10281-1414

Deutsche Bank AG, Cayman Islands Branch

c/o Deutsche Bank AG

Boundary Hall, Cricket Square

171 Elgin Avenue

Grand Cayman KY1-1104

CAYMAN ISLANDS

Fairholme Funds, Inc.

4400 Biscayne Boulevard, 9th Floor

Miami, Florida 33137

Deutsche Bank AG, New York Branch

Deutsche Bank AG, Head Office

Taunusanlage 12

60262 Frankfurt

GERMANY

Attention: Legal Department

Fairholme Capital Management, L.L.C.,

on behalf of advisory accounts of

Fairholme Capital Management, L.L.C.

through which Fairholme Capital Management, L.L.C. beneficially owns Shares of Common

Stock of AmeriCredit Corp. within the meaning of Section 13(d)

of the Securities and Exchange Act of 1934

4400 Biscayne Boulevard, 9th Floor

Miami, Florida 33137